NEWS RELEASE

EVEREST GROUP, LTD.

Seon place, 141 Front Street, 4th Floor, Hamilton HM 19, Bermuda

Contacts

Media: Dawn Lauer	Investors: Matt Rohrmann
Chief Communications Officer	Head of Investor Relations
908.300.7670	908.604.7343

Everest Reports Second Quarter 2024 Results
Net Income of $724 million and Operating Income of $730 million
Operating Income ROE of 19.7% and TSR1 of 20.0%
$358 million of Underwriting Income and Combined Ratio of 90.3%

HAMILTON, Bermuda – (BUSINESS WIRE) – July 31, 2024 – Everest Group, Ltd. (NYSE: EG), a global underwriting leader providing best-in-class property, casualty, and specialty reinsurance and insurance solutions, today reported its second quarter 2024 results.

Second Quarter 2024 Highlights
•Total Shareholder Return of 20.0% annualized; 19.6% Net Income ROE and 19.7% Operating Income ROE
•Net Income of $724 million; Operating Income of $730 million driven by attritional underwriting margin improvement and strong net investment income generation
•$4.7 billion in gross written premium with year-over-year growth of 12.8%2 for the Group, 16.5%2 for Reinsurance, and 5.8%2 for Insurance
•Combined ratios of 90.3% for the Group, 88.9% for Reinsurance and 94.4% for Insurance
•Attritional combined ratios of 86.6% for the Group, 84.4% for Reinsurance and 92.8% for Insurance
•Pre-tax underwriting income of $358 million for the Group, $303 million for Reinsurance, and $54 million for Insurance
•$135 million of pre-tax catastrophe losses net of recoveries and reinstatement premiums versus $27 million in the prior year
•Net investment income improved to $528 million versus $357 million in the prior year second quarter, a company record, driven by a larger asset base as well as strong core fixed income and alternative investment returns
•Strong operating cashflow for the quarter of $1.3 billion versus $1.1 billion in the second quarter 2023

Footnote 1 denotes annualized figure; represents Total Shareholder Return or "TSR"
Footnote 2 denotes constant currency figure and excludes reinstatement premiums

“Everest produced another strong quarter and an excellent first half of the year, with second quarter results delivering an annualized Total Shareholder Return and operating ROE of 20%, driven by solid underwriting and net investment income,” said Juan C. Andrade, Everest President and CEO. "The fundamentals of our business are robust, creating significant momentum as we expand in areas with the strongest profit trajectory, while remaining focused on disciplined underwriting and risk selection. Our leading Reinsurance business continues to achieve excellent risk adjusted returns, again evidenced by our success through the most recent renewals. We made progress advancing our primary insurance strategy in key global markets, investing in, and expanding our platform with exceptional talent and capabilities to capitalize on market opportunities. As we move through the second half of 2024, we are capitalizing on this momentum, focused on achieving our primary objective of consistently generating industry leading returns.”

Summary of Second Quarter 2024 Net Income and Other Items
•Net income of $724 million, equal to $16.70 per diluted share versus second quarter 2023 net income of $670 million, equal to $16.26 per diluted share
•Net operating income of $730 million, equal to $16.85 per diluted share versus second quarter 2023 net operating income of $627 million, equal to $15.21 per diluted share
•GAAP combined ratio of 90.3%, including 4.1 points of catastrophe losses, versus the second quarter 2023 figure of 87.7%, including 0.8 points of catastrophe losses

The following table summarizes the Company’s Net Income and related financial metrics.

Net income and operating income	Q2	Year to Date	Q2	Year to Date
All values in USD millions except for per share amounts and percentages	2024	2024	2023	2023
Everest Group
Net income (loss)	724	1,457	670	1,035
Net operating income (loss) (1)	730	1,439	627	1,070

Net income (loss) per diluted common share	16.70	33.57	16.26	25.74
Net operating income (loss) per diluted common share	16.85	33.17	15.21	26.61

Net income (loss) return on average equity (annualized)	19.6%	20.1%	23.3%	18.3%
After-tax operating income (loss) return on average equity (annualized)	19.7%	19.8%	21.8%	18.9%
Notes
(1) Refer to the reconciliation of net income to net operating income found on page 8 of this press release

Shareholders' Equity and Book Value per Share	Q2	Year to Date	Q2	Year to Date
All values in USD millions except for per share amounts and percentages	2024	2024	2023	2023
Beginning shareholders' equity	13,628	13,202	9,014	8,441
Net income (loss)	724	1,457	670	1,035
Change - unrealized gains (losses) - Fixed inc. investments	(60)	(213)	(167)	82
Dividends to shareholders	(86)	(163)	(72)	(136)
Purchase of treasury shares	(65)	(100)	—	—
Public equity offering of shares	—	—	1,445	1,445
Other	41	(1)	11	36
Ending shareholders' equity	14,182	14,182	10,902	10,902

Common shares outstanding		43.3		43.4
Book value per common share outstanding		327.68		251.17
Less: Unrealized appreciation/depreciation of fixed maturity investments ("URAD")		(21.62)		(37.47)
Adjusted book value per common share outstanding excluding URAD		349.30		288.64

Change in BVPS adjusted for dividends		8.9%		18.1%
Total Shareholder Return ("TSR") - Annualized		20.0%		25.3%
Common share dividends paid - last 12 months		7.25		6.60

The following information summarizes the Company’s underwriting results, on a consolidated basis and by segment – Reinsurance and Insurance, with selected commentary on results by segment.

Underwriting information - Everest Group	Q2	Year to Date	Q2	Year to Date	Year on Year Change
All values in USD millions except for percentages	2024	2024	2023	2023	Q2	Year to Date
Gross written premium	4,725	9,136	4,180	7,923	13.0%	15.3%
Net written premium	4,084	7,984	3,674	7,003	11.2%	14.0%

Loss Ratio:
Current year	58.5%	58.7%	59.5%	59.6%	(1.0) pts	(0.9) pts
Prior year	—%	—%	—%	—%	— pts	— pts
Catastrophe	4.1%	3.2%	0.8%	2.2%	3.3 pts	1.0 pts
Total Loss ratio	62.6%	61.9%	60.3%	61.8%	2.3 pts	0.1 pts
Commission and brokerage ratio	21.4%	21.4%	21.1%	21.2%	0.3 pts	0.2 pts
Other underwriting expenses	6.3%	6.2%	6.3%	6.4%	— pts	(0.1) pts
Combined ratio	90.3%	89.6%	87.7%	89.4%	2.6 pts	0.2 pts
Attritional combined ratio (1)	86.6%	86.5%	86.8%	87.2%	(0.2) pts	(0.7) pts

Pre-tax net catastrophe losses (2)	135	220	27	137
Pre-tax net unfavorable (favorable) prior year reserve development	—	—	—	—
Notes
(1) Attritional ratios exclude catastrophe losses, net CAT reinstatement premiums earned, prior year development, COVID-19 losses and losses from the Russia/Ukraine war.
(2) Pre-tax net catastrophe losses are net of reinsurance and reinstatement premiums

Reinsurance Segment – Quarterly Highlights
•Gross written premiums grew 16.5% on a constant dollar basis and excluding reinstatement premiums, to approximately $3.2 billion. Growth was broad-based across geographies and lines as we continue to execute with precision and leverage our leading franchise.
•Growth was driven by a 31.4% increase in Property Pro-Rata, 25.0% in Property Catastrophe XOL, and 19.6% in Casualty Pro-Rata (driven by increased rate), when adjusting for reinstatement premiums
•Attritional loss ratio improved 60 basis points over last year to 57.0%, while the attritional combined ratio improved 30 basis points to 84.4% versus a year ago.
•Pre-tax catastrophe losses were $120 million net of estimated recoveries and reinstatement premiums, driven primarily by a number of mid-sized international events.
•Risk-adjusted returns remain very attractive, particularly in property and specialty lines.

Underwriting information - Reinsurance segment	Q2	Year to Date	Q2	Year to Date	Year on Year Change
All values in USD millions except for percentages	2024	2024	2023	2023	Q2	Year to Date
Gross written premium	3,209	6,385	2,747	5,368	16.8%	18.9%
Net written premium	3,033	5,975	2,621	5,059	15.7%	18.1%

Loss Ratio:
Current year	56.7%	56.9%	57.6%	57.7%	(0.9) pts	(0.8) pts
Prior year	—%	—%	—%	—%	— pts	— pts
Catastrophe	5.0%	4.0%	1.2%	3.1%	3.8 pts	0.9 pts
Total Loss ratio	61.7%	60.9%	58.8%	60.8%	2.9 pts	0.1 pts
Commission and brokerage ratio	24.6%	24.6%	24.5%	24.7%	0.1 pts	(0.1) pts
Other underwriting expenses	2.6%	2.6%	2.6%	2.7%	— pts	(0.1) pts
Combined ratio	88.9%	88.1%	85.8%	88.2%	3.1 pts	(0.1) pts
Attritional combined ratio (1)	84.4%	84.4%	84.7%	85.3%	(0.3) pts	(0.9) pts

Pre-tax net catastrophe losses (2)	120	200	27	135
Pre-tax net prior year reserve development	—	—	—	—
Notes
(1) Attritional ratios exclude catastrophe losses, net CAT reinstatement premiums earned, prior year development, COVID-19 losses and losses from the Russia/Ukraine war.
(2) Pre-tax net catastrophe losses are net of reinsurance and reinstatement premiums

Insurance Segment – Quarterly Highlights
•Gross written premiums rose to $1.5 billion, a 5.8% increase year-over-year in constant dollars. Our International business continued to gain traction, and we received regulatory approval for new operations in Australia, Colombia, and Mexico.
•As we continue to proactively change our mix of business, growth was driven by a 31.1% increase in Property/Short Tail and 26.0% in Other Specialty, led by growth in aviation, energy, surety, and construction. Growth was partially offset by a decrease of 37.4% in Accident and Health and 18.0% in Workers' Compensation as we continue to focus on lines of business with better expected margins.
•Attritional loss ratio improved 70 basis points over last year to 63.7%.
•Pre-tax catastrophe losses were $15 million, net of estimated recoveries and reinstatement premiums, a modest increase over the prior year quarter, which benefited from benign catastrophe losses.
•Pricing continues to exceed loss trend in aggregate.
•There was a meaningful acceleration in pricing across North American long-tail lines (excluding financial lines).

Underwriting information - Insurance segment	Q2	Year to Date	Q2	Year to Date	Year on Year Change
All values in USD millions except for percentages	2024	2024	2023	2023	Q2	Year to Date
Gross written premium	1,515	2,752	1,433	2,555	5.7%	7.7%
Net written premium	1,051	2,009	1,053	1,944	(0.2)%	3.3%

Loss Ratio:
Current year	63.7%	63.8%	64.4%	64.4%	(0.7) pts	(0.6) pts
Prior year	—%	—%	—%	—%	— pts	— pts
Catastrophe	1.5%	1.0%	—%	0.1%	1.5 pts	0.9 pts
Total Loss ratio	65.3%	64.9%	64.4%	64.5%	0.9 pts	0.4 pts
Commission and brokerage ratio	12.2%	12.1%	12.1%	12.0%	0.1 pts	0.1 pts
Other underwriting expenses	16.9%	16.7%	16.2%	15.9%	0.7 pts	0.8 pts
Combined ratio	94.4%	93.7%	92.6%	92.4%	1.8 pts	1.3 pts
Attritional combined ratio (1)	92.8%	92.7%	92.6%	92.3%	0.2 pts	0.4 pts

Pre-tax net catastrophe losses (2)	15	20	—	2
Pre-tax net prior year reserve development	—	—	—	—
Notes
(1) Attritional ratios exclude catastrophe losses, net CAT reinstatement premiums earned, prior year development, COVID-19 losses and losses from the Russia/Ukraine war.
(2) Pre-tax net catastrophe losses are net of reinsurance and reinstatement premiums

Investments and Shareholders’ Equity as of June 30, 2024
•Total invested assets and cash of $39.1 billion versus $37.1 billion on December 31, 2023
•Shareholders’ equity of $14.2 billion vs. $13.2 billion on December 31, 2023, including $936 million of unrealized net losses on AFS fixed maturity investments
•Shareholders’ equity excluding unrealized gains (losses) on AFS fixed maturity investments of $15.1 billion versus $13.9 billion on December 31, 2023
•Book value per share of $327.68 versus $304.29 at December 31, 2023
•Book value per share excluding unrealized gains (losses) on AFS fixed maturity investments of $349.30 versus $320.95 at December 31, 2023
•Common share repurchases of $65.0 million during the quarter, representing 173,718 shares at an average price of $374.17 per share
•Common share dividends declared and paid in the quarter of $2.00 per share equal to $86 million

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. federal securities laws. These statements reflect management’s current expectations based on assumptions we believe are reasonable but are not guarantees of performance. Actual results may differ materially from those contained in forward-looking statements made on behalf of the Company. The forward-looking statements involve risks and uncertainties that include, but are not limited to, the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market and investment income fluctuations, trends in insured and paid losses, catastrophes, pandemic, regulatory and legal uncertainties and other factors described in our SEC filings, including our latest Annual Report on Form 10-K. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Everest
Everest Group, Ltd. (Everest) is a global underwriting leader providing best-in-class property, casualty, and specialty reinsurance and insurance solutions that address customers’ most pressing challenges. Known for a 50-year track record of disciplined underwriting, capital and risk management, Everest, through its global operating affiliates, is committed to underwriting opportunity for colleagues, customers, shareholders, and communities worldwide.

Everest common stock (NYSE: EG) is a component of the S&P 500 index.

Additional information about Everest, our people, and our products can be found on our website at www.everestglobal.com.

A conference call discussing the results will be held at 8:00 a.m. Eastern Time on August 1, 2024. The call will be available on the Internet through the Company’s website at https://www.everestglobal.com/investor-relations.

Recipients are encouraged to visit the Company’s website to view supplemental financial information on the Company’s results. The supplemental information is located at www.everestglobal.com in the “Investors/Financials/Quarterly Results” section of the website. The supplemental financial information may also be obtained by contacting the Company directly.

_______________________________________________

The Company generally uses after-tax operating income (loss), a non-GAAP financial measure, to evaluate its performance. After-tax operating income (loss) consists of net income (loss) excluding after-tax net gains (losses) on investments and after-tax net foreign exchange income (expense) as the following reconciliation displays:

(Dollars in millions, except per share amounts)	Three Months Ended June 30,				Six Months Ended June 30,
	2024		2023		2024		2023

	(unaudited)				(unaudited)

	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
After-tax net operating income (loss)	$730	$16.85	$627	$15.21	$1,439	$33.17	$1,070	$26.61
After-tax net gains (losses) on investments	(14)	(0.32)	4	0.11	(20)	(0.45)	10	0.25
After-tax net foreign exchange income (expense)	7	0.17	39	0.94	37	0.86	(45)	(1.12)

Net income (loss)	$724	$16.70	$670	$16.26	$1,457	$33.57	$1,035	$25.74

(Some amounts may not reconcile due to rounding.)

Although net gains (losses) on investments and net foreign exchange income (expense) are an integral part of the Company’s insurance operations, the determination of net gains (losses) on investments and foreign exchange income (expense) is independent of the insurance underwriting process. The Company believes that the level of net gains (losses) on investments and net foreign exchange income (expense) for any particular period are not indicative of the performance of the underlying business in that particular period. Providing only a GAAP presentation of net income (loss) makes it more difficult for users of the financial information to evaluate the Company’s success or failure in its basic business and may lead to incorrect or misleading assumptions and conclusions. The Company understands that the equity analysts who follow the Company focus on after-tax operating income (loss) in their analyses for the reasons discussed above. The Company provides after-tax operating income (loss) to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.
--Financial Details Follow--

EVEREST GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions of U.S. dollars, except per share amounts)	2024	2023	2024	2023
	(unaudited)		(unaudited)
REVENUES:
Premiums earned	$3,693	$3,251	$7,345	$6,352
Net investment income	528	357	985	617
Net gains (losses) on investments	(17)	5	(24)	10
Other income (expense)	23	38	54	(42)
Total revenues	4,227	3,650	8,360	6,936

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	2,311	1,960	4,548	3,927
Commission, brokerage, taxes and fees	790	686	1,571	1,347
Other underwriting expenses	234	205	458	405
Corporate expenses	22	17	44	36
Interest, fees and bond issue cost amortization expense	37	33	75	65
Total claims and expenses	3,395	2,901	6,696	5,779

INCOME (LOSS) BEFORE TAXES	832	750	1,664	1,157
Income tax expense (benefit)	108	80	207	122

NET INCOME (LOSS)	$724	$670	$1,457	$1,035

Other comprehensive income (loss), net of tax:
Unrealized appreciation (depreciation) ("URA(D)") on securities arising during the period	(70)	(169)	(227)	77
Reclassification adjustment for realized losses (gains) included in net income (loss)	9	2	14	5
Total URA(D) on securities arising during the period	(60)	(167)	(213)	82

Foreign currency translation adjustments	—	(1)	(38)	30

Reclassification adjustment for amortization of net (gain) loss included in net income (loss)	24	—	25	1
Total benefit plan net gain (loss) for the period	24	—	25	1
Total other comprehensive income (loss), net of tax	(36)	(168)	(227)	113

COMPREHENSIVE INCOME (LOSS)	$688	$502	$1,230	$1,148

EARNINGS PER COMMON SHARE:
Basic	$16.70	$16.26	$33.57	$25.74
Diluted	16.70	16.26	33.57	25.74

EVEREST GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
(In millions of U.S. dollars, except par value per share)	2024	2023
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at fair value
(amortized cost: 2024, $30,134; 2023, $28,568, credit allowances: 2024, $(42); 2023, $(48))	$29,031	$27,740
Fixed maturities - held to maturity, at amortized cost
(fair value: 2024, $788; 2023, $854, net of credit allowances: 2024, $(8); 2023, $(8))	787	855
Equity securities, at fair value	219	188
Other invested assets	4,994	4,794
Short-term investments	2,464	2,127
Cash	1,570	1,437
Total investments and cash	39,065	37,142
Accrued investment income	360	324
Premiums receivable (net of credit allowances: 2024, $(45); 2023, $(41))	5,403	4,768
Reinsurance paid loss recoverables (net of credit allowances: 2024, $(29); 2023, $(26))	254	164
Reinsurance unpaid loss recoverables	2,151	2,098
Funds held by reinsureds	1,189	1,135
Deferred acquisition costs	1,422	1,247
Prepaid reinsurance premiums	806	713
Income tax asset, net	927	868
Other assets (net of credit allowances: 2024, $(9); 2023, $(9))	983	941
TOTAL ASSETS	$52,560	$49,399

LIABILITIES:
Reserve for losses and loss adjustment expenses	25,853	24,604
Unearned premium reserve	7,313	6,622
Funds held under reinsurance treaties	13	24
Amounts due to reinsurers	869	650
Losses in course of payment	289	171
Senior notes	2,349	2,349
Long-term notes	218	218
Borrowings from FHLB	819	819
Accrued interest on debt and borrowings	22	22
Unsettled securities payable	175	137
Other liabilities	458	582
Total liabilities	38,378	36,197

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50.0 shares authorized; no shares issued and outstanding	—	—
Common shares, par value: $0.01; 200.0 shares authorized; (2024) 74.3 and (2023) 74.2
outstanding before treasury shares	1	1
Additional paid-in capital	3,785	3,773
Accumulated other comprehensive income (loss), net of deferred income tax expense (benefit)
of $(162) at 2024 and $(99) at 2023	(1,160)	(934)
Treasury shares, at cost; 31.0 shares (2024) and 30.8 shares (2023)	(4,008)	(3,908)
Retained earnings	15,565	14,270
Total shareholders' equity	14,182	13,202
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$52,560	$49,399

EVEREST GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
(In millions of U.S. dollars)	2024	2023
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,457	$1,035
Adjustments to reconcile net income to net cash provided by operating activities:
Decrease (increase) in premiums receivable	(685)	(584)
Decrease (increase) in funds held by reinsureds, net	(66)	(5)
Decrease (increase) in reinsurance recoverables	(236)	(21)
Decrease (increase) in income taxes	4	56
Decrease (increase) in prepaid reinsurance premiums	(130)	(40)
Increase (decrease) in reserve for losses and loss adjustment expenses	1,388	1,142
Increase (decrease) in unearned premiums	744	732
Increase (decrease) in amounts due to reinsurers	258	63
Increase (decrease) in losses in course of payment	122	75
Change in equity adjustments in limited partnerships	(177)	(56)
Distribution of limited partnership income	60	49
Change in other assets and liabilities, net	(292)	(293)
Non-cash compensation expense	33	25
Amortization of bond premium (accrual of bond discount)	(65)	(11)
Net (gains) losses on investments	24	(10)
Net cash provided by (used in) operating activities	2,439	2,158

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called/repaid - available for sale	1,707	1,137
Proceeds from fixed maturities sold - available for sale	1,085	168
Proceeds from fixed maturities matured/called/repaid - held to maturity	109	61
Proceeds from equity securities sold	15	46
Distributions from other invested assets	209	133
Cost of fixed maturities acquired - available for sale	(4,475)	(3,396)
Cost of fixed maturities acquired - held to maturity	(36)	(15)
Cost of equity securities acquired	(35)	(3)
Cost of other invested assets acquired	(314)	(298)
Net change in short-term investments	(299)	(625)
Net change in unsettled securities transactions	18	41
Net cash provided by (used in) investing activities	(2,016)	(2,752)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued (redeemed) during the period for share-based compensation, net of expense	(21)	(19)
Proceeds from public offering of common shares	—	1,445
Purchase of treasury shares	(100)	—
Dividends paid to shareholders	(163)	(136)
Cost of shares withheld on settlements of share-based compensation awards	(21)	(20)
Net cash provided by (used in) financing activities	(305)	1,269

EFFECT OF EXCHANGE RATE CHANGES ON CASH	14	(7)

Net increase (decrease) in cash	133	668
Cash, beginning of period	1,437	1,398
Cash, end of period	$1,570	$2,067

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid (recovered)	$203	$73
Interest paid	74	64

NON-CASH TRANSACTIONS:
Non-cash limited partnership distribution	23	—